UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 8, 2026

iSpecimen Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40501	27-0480143
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Cabot Road, Suite 1800
Woburn, MA 01801

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (781) 301-6700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ISPC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 8, 2026, iSpecimen Inc., a Delaware corporation (Nasdaq: ISPC) (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”), pursuant to which the Company agreed to issue and sell 488,281 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock” or “Shares”), at a purchase price of $5.12 per Share. In lieu of Shares that would otherwise result in a purchaser’s beneficial ownership exceeding 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of such Shares, certain purchasers may elect to receive pre-funded warrants (the “Pre-Funded Warrants”) at a purchase price of $5.1199 per Pre-Funded Warrant (equal to the per Share purchase price less $0.0001). Each Pre-Funded Warrant is exercisable immediately upon issuance for one share of Common Stock at an exercise price of $0.0001 per share and will remain exercisable until exercised in full. The shares of Common Stock issuable upon exercise of the Pre-Funded Warrants are referred to herein as the “Warrant Shares.”

Pursuant to the Purchase Agreement, on May 11, 2026, the Company issued and sold an aggregate of 85,202 Shares at a purchase price of $5.12 per Share and 403,088 Pre-Funded Warrants to purchase 403,088 shares of the Company’s common stock at a purchase price of $5.1199 per Pre-Funded Warrant (equal to the per Share purchase price less $0.0001), in lieu of Shares that would otherwise result in a purchaser’s beneficial ownership exceeding 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of such Shares, for aggregate gross proceeds of approximately $2.5 million at the closing (the “Closing”), before deducting fees payable to the placement agent and other offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering for working capital purposes, including up to $900,000 in marketing expenses.

Pursuant to the terms of the Purchase Agreement, the aggregate number of shares of Common Stock issuable to the Investors in the Offering (including upon exercise of the Pre-Funded Warrants and giving effect to any anti-dilution and price adjustment provisions thereunder) is subject to a cap of 19.99% of the Company’s outstanding Common Stock immediately prior to the execution of the Purchase Agreement, until such time as the Company obtains the approval of its stockholders required under applicable Nasdaq Listing Rules.

In connection with the Purchase Agreement, the Company also entered into a Registration Rights Agreement with the Investors (the “Registration Rights Agreement”), pursuant to which the Company agreed to provide certain registration rights with respect to the resale of the Shares and the Warrant Shares, and agreed to file an initial registration statement within 30 days following the Closing to register the resale of such securities. In addition, in connection with the Offering, the Company entered into a Placement Agent Agreement, dated May 8, 2026 (the “Placement Agent Agreement”), with E.F. Hutton & Co. (the “Placement Agent”), pursuant to which the Placement Agent agreed to act as the Company’s exclusive placement agent in connection with the Offering, subject to the terms and conditions set forth therein.

The foregoing descriptions of the Purchase Agreement, the Registration Rights Agreement, the Placement Agent Agreement and the Pre-Funded Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the forms of such agreements, which are filed as Exhibits 10.1, 10.2, 10.3 and 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission on November 21, 2025, on November 19, 2025, the Company received a written notice from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that the closing bid price of the Company’s common stock had been below the minimum $1.00 per share required for continued listing on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”) for the prior 30 consecutive business days.

On May 12, 2026, the Company received a letter from Nasdaq (the “Compliance Letter”) notifying the Company that the Staff has determined that for the last 10 consecutive business days, from April 28, 2026 to May 11, 2026, the closing bid price of the Company’s common stock has been at $1.00 per share or greater. Accordingly, the Company has regained compliance with Listing Rule 5550(a)(2), and the matter is now closed.

Item 3.02 Unregistered Sales of Equity Securities.

The issuance and sale of the Shares and Pre-Funded Warrants at the Closing were made, and the issuance of the Warrant Shares upon exercise of the Pre-Funded Warrants will be made, in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering. The Investors represented that they are “accredited investors” as defined in Rule 501(a) under the Securities Act.

The information in Item 1.01 is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On May 8, 2026, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

On December 31, 2025, the Company convened its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). Because a quorum was not present, the Company adjourned the Annual Meeting to permit additional time for stockholders to vote on the proposals set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on November 21, 2025 (the “Proxy Statement”).

The Annual Meeting was reconvened on January 23, 2026, February 13, 2026, March 13, 2026, April 10, 2026 and May 8, 2026. At each reconvened meeting, a quorum was not present and the Annual Meeting was adjourned.

The Company intends to reconvene the Annual Meeting on May 29, 2026 at 9:00 a.m. Eastern Time. The record date for determination of stockholders entitled to vote at the Annual Meeting remains November 3, 2025. No changes have been made to the proposals to be voted on at the Annual Meeting, which are described in the Proxy Statement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant
10.1	Form of Securities Purchase Agreement, dated May 8, 2026, by and between the Company and the Investors
10.2	Form of Registration Rights Agreement, dated May 8, 2026, by and between the Company and the Investors
10.3	Form of Placement Agent Agreement, dated May 8, 2026, by and between the Company and E.F. Hutton & Co.
99.1	Press Release dated May 8, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 13, 2026

iSPECIMEN INC.

By:	/s/ Katharyn Field
	Name:	Katharyn Field
	Title:	Chief Executive Officer

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